Exhibit 99.2

PennyMac Mortgage Investment Trust February 5, 2014 Fourth Quarter 2013 Earnings Report

4Q13 Earnings Report 2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets; changes in general business, economic, market, employment and political conditions or in consumer confidence; declines in residential real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives; concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities; availability, terms and deployment of short-term and long-term capital; unanticipated increases or volatility in financing and other costs; the performance, financial condition and liquidity of borrowers; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities and other investments; the degree to which our hedging strategies may protect us from interest rate volatility; our failure to maintain appropriate internal controls over financial reporting; our ability to comply with various federal, state and local laws and regulations that govern our business; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly-traded companies; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and the effect of public opinion on our reputation. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. Forward-Looking Statements

3 Fourth Quarter Highlights Net income of $52.7 million on net investment income of $96.1 million Diluted earnings per share of $0.69 Dividend of $0.59 per share declared on December 27, 2013 Segment pretax income: Investment Activities: $48.4 million; Correspondent Lending: $6.3 million Completed previously announced acquisitions, continuing capital deployment in attractive new investments: $136 million of investments in excess servicing spread (ESS) on MSRs acquired by PennyMac Financial Services, Inc. (PFSI) Acquired a pool of nonperforming whole loans totaling $507 million in UPB Correspondent loan acquisitions totaled $5.8 billion; correspondent locks totaled $6.0 billion(1) Grew MSR asset from $270 million to $291 million Recent activity after quarter end: Sold performing whole loans from PMT’s distressed investment portfolio totaling $233 million in UPB in January Agreed to acquire $351 million in UPB of nonperforming whole loans expected to settle in February(2) 4Q13 Earnings Report (1) Government loan acquisitions for the fourth quarter were $3.3 billion in UPB and were or will be sold to an affiliate, for which PMT earned or will earn a sourcing fee of 3 basis points and interest income for its holding period. (2) This pending transaction is subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that the committed amounts will ultimately be acquired or that the transaction will be completed.

4 Demonstrated Track Record of Dividends and Growing Book Value 15% 13% 17% 16% 17% 18% 18% 14% Return on Equity(2) (1) At period end. Book value per share at December 31, 2013 was $20.82 and has been reduced by two dividends declared in the quarter. Had the dividend pertaining to 4Q13 been declared in February consistent with PMT’s timing in prior periods, book value per share would have been $21.41. (2) Return on average equity during the respective quarter. 4Q13 Earnings Report 11% As announced in December, PMT increased its 4Q13 dividend to $0.59 per share Book value decline in 4Q13 driven by the shift in dividend timing, resulting in two dividends declared during the quarter ($0.57 and $0.59) (1)

4Q13 Earnings Report 5 PMT's Investments Have Grown and Diversified ($ in millions) Allocation of Equity Capital at 12/31/13(1) (100% = $1.467 billion) 1.0x 1.5x 1.8x Leverage Ratio(3) Mortgage Assets Primary sensitivity of distressed whole loans and REO values are to changes in home prices PMT’s other mortgage assets – correspondent loan inventory, RMBS, securitization retained interests, and MSRs and ESS – are sensitive to interest rates (1) Total shareholders’ equity excludes exchangeable senior notes. Allocation based on internal management reports which apply all secured liabilities to the related assets and assumes unsecured liabilities (i.e., exchangeable senior notes) finance MSRs and ESS assets at a 50% advance rate, with the remainder applied to distressed whole loans. (2) This transaction was accounted for as a secured financing. In such a transaction, we continue to carry the loans underlying the securities on our consolidated balance sheet and reflect the securities we sell as debt in the form of asset-backed secured financing. The amount shown above is the net of the loans and the related debt. (3) Defined as all debt, senior and subordinated, as a multiple of equity at year end. (2) At year end

(1) PMT’s interest rate risk exposure is managed on a “global” basis Disciplined hedging Multiple mortgage-related investment strategies with complementary interest rate sensitivities In a hypothetical 100 bps drop in interest rates, the estimated fair value loss would be less than 1% of shareholders’ equity(4) Interest Rate Risk Management Is Aided by the Diversity of PMT’s Investments 4Q13 Earnings Report 6 Sensitivity to Changes in Interest Rates % change in PMT shareholders’ equity Instantaneous parallel shock in interest rates (in bps) At 12/31/13 (1) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets (2) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures and Treasury futures (3) Net exposure represents the net position of the “Long” Assets Position and the MSR/ESS Investments and Hedges (4) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e. distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of December 31, 2013; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company’s overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast. “Long” Assets(1) MSR’s/ESS and Hedges(2) Net Exposure (3)

PMT Has a Track Record of Investing in and Resolving Distressed Loans 4Q13 Earnings Report 7 Cumulative Loans Resolved(1) by Acquisition Period Number of quarters since acquisition (1) Resolutions include payoff, refinance, modification and/or conversion to performing status, deed-in-lieu, short sale and foreclosure. Excludes pools acquired in 2Q12, which had a significant proportion of reperforming loans at acquisition. Distressed whole loans have been a primary investment focus for PMT since its inception Acquired more than $5 billion in UPB (in 41 pools) over the last four years Deep understanding of how distressed loans perform and what types of loans/pools are best suited for PMT’s model PMT’s portfolio strategy pursues a waterfall of loan-level programs to maximize value and avoid foreclosure where possible Seek to bring loans to performing status through cure/modification and exit PMT’s investment through refinance or loan sale For non-performing loans, property resolution strategies include short sales and deeds-in-lieu of foreclosure 65% of loan resolutions are non-foreclosure outcomes Portion of original UPB pool’s resolved

Example of an Optimal Outcome: Sale of Performing Loans 4Q13 Earnings Report 8 Performing Loans in the Distressed Portfolio At 12/31/13 (UPB; $ in millions) Performing Loans Sold (As a percentage of UPB) PMT had recorded valuation gains on these loans since their acquisition, driven by successful modifications and/or borrower performance which increase their value Gains offset by servicing and transaction-related expenses Accretion over time Attributes of Loans Sold At least 12 consecutive months in “current” payment status Borrowers not in a bankruptcy or a loss mitigation program Acquisition price PMT’s fair value as of 12/31/13 Sale in January

Market Environment and Outlook 9 Correspondent Lending Competition Jumbo Private-Label Securitization Mortgage Originations and Housing Distressed Whole Loans (1) Source: Average of Mortgage Bankers Association, Fannie Mae and Freddie Mac mortgage market forecasts as of January 2014. Mortgage Servicing Rights 4Q13 Earnings Report Increased interest rates result in a smaller mortgage origination market; $1.2 trillion in originations forecast for 2014, >60% expected to be purchase money(1) Home purchase demand aided by improving U.S. employment and economic outlook Reduced origination market has led to tight margins Opportunities for improved economics from smaller originators and best efforts deliveries Pipeline of distressed whole loan opportunities remains strong; increased competition from new entrants Home price appreciation expected to moderate from 2013 growth rates Alternatives to property resolution (e.g., modification, refinance) are increasingly important strategies to maximize returns Limited market for private-label securities – significant near-term challenge Banks’ originations and acquisitions for balance sheet comprise most of current jumbo activity; potential for nonbanks such as PMT to aggregate and sell Policy actions on conforming loan limits and GSE reform will affect potential for jumbo market Bulk portfolio opportunities, including legacy MSRs from money-center banks; expected to continue in 2014

Mortgage Investment Activities

11 Acquired $507 million in UPB of nonperforming whole loans in October Agreed to acquire an additional pool of nonperforming whole loans totaling $351 million in UPB, expected to settle in February(1) Pipeline of opportunities remains robust, although increased competition from new entrants Distressed Whole Loan Acquisitions Continue Distressed Whole Loan Purchase Activity (UPB, $ in millions) 4Q13 Earnings Report (1) This pending transaction is subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that the transaction will be completed. (1)

Correspondent Acquisition Volume and Mix 12 Correspondent Lending Focused on Growing Volume in a Smaller Market (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee. ($ in billions) UPB Correspondent acquisitions totaled $5.8 billion, down 25% Q/Q Total lock volume was $6.0 billion, down 10% Q/Q Conventional and jumbo acquisitions were $2.4 billion; locks were $2.6 billion Decreases reflect declines in the U.S. mortgage origination market January correspondent acquisitions totaled $1.7 billion; locks totaled $1.5 billion Strategic focus on initiatives to grow volumes and optimize profitability: Greater emphasis on adding smaller mortgage originators and community banks, which benefit the most from PennyMac’s broad capabilities Gaining relevance in the Northeast Opportunities to increase business from clients delivering low volumes to PMT (1) Selected Operational Metrics 4Q13 Earnings Report 3Q13 4Q13 Correspondent lending business partners 221 229 Purchase money loans, as % of total acquisitions 70% 79%

13 Correspondent Lending's Results Improve With Relatively Stable Margins Relatively stable margins during the quarter which led to a Q/Q increase in net gain on mortgage loans acquired for sale, offset by declines in net interest income and loan origination fees Fulfillment fee expense declined $7.2 million Q/Q from lower funding volume and a decline in the average fulfillment fee paid to 46 bps from 50 bps in 3Q13 (1) Conventional and jumbo interest rate lock commitments. (2) Contractual fulfillment fee is 0.50% of conventional and jumbo loans funded, subject to rate reductions as certain volume levels are attained. 4Q13 Earnings Report (2) ($ in thousands) Quarter Ended December 31, 2013 As % of Interest Rate Lock Commitments (1) Revenues: Net gain on mortgage loans acquired for sale 13,921 $ 0.55% Net interest income 1,122 0.04% Other income 3,000 0.12% 18,043 $ 0.71% Expenses: Loan fulfillment, Servicing, and Management fees payable to PennyMac Financial Services, Inc Other 298 0.01% 11,708 $ 0.46% Pretax income 6,335 $ 0.25% 11,410 $ 0.45% Correspondent Lending

Organic Growth of MSRs Supplemented by Acquisition of ESS 4Q13 Earnings Report 14 MSR and ESS Assets ($ in millions) Organic growth of MSRs results from Correspondent Lending acquisitions and securitization activity High-quality, newly originated GSE MSRs Returns on the ESS investments are reflected in interest income with any fair value changes reported in net gain on investments At period end Excess servicing spread (ESS) MSRs

Financial Results

16 Pretax Income by Operating Segment Note: Figures may not sum exactly due to rounding 4Q13 Earnings Report Investment Correspondent Intersegment Total Pretax ($ in millions) Activities Lending Elimination Income 4Q12 24.3 $ 41.0 $ - $ 65.3 $ 1Q13 50.3 $ 8.9 $ (3.3) $ 55.9 $ 2Q13 39.8 $ 28.1 $ - $ 67.9 $ 3Q13 36.4 $ (0.3) $ - $ 36.1 $ 4Q13 48.4 $ 6.3 $ - $ 54.7 $

17 4Q13 Investment Activities Segment Results Segment revenue was up 16% Q/Q driven by several factors: Net gain on investments declined 3% Q/Q Valuation losses on MBS partially offset by gains on mortgage loans and ESS Net interest income increased 81% Q/Q, in part due to capitalized interest on modifications Net servicing fee revenue increased 84%, due to servicing portfolio growth and reversal of MSR impairments Expenses declined 4% Q/Q Absence of securitization-related expenses in 4Q13, partially offset by higher servicing expense from a growing servicing portfolio Segment pretax income increased 33% from 3Q13 (1) Servicing fees include both special servicing for PMT’s distressed portfolio and subservicing for PMT’s mortgage servicing rights. 4Q13 Earnings Report (1) Quarter ended ($ in thousands) December 31, 2013 September 30, 2013 Revenues: Net gain on investments 47,858 $ 49,086 $ Net interest income Interest income 39,267 25,316 Interest expense (16,822) (12,900) 22,445 12,416 Net loan servicing fees 12,229 6,659 Other (4,488) (985) Total revenues 78,044 67,176 Expenses: Servicing and Management fees payable to PennyMac Financial Services, Inc. Other 8,887 12,185 Total expenses 29,650 30,821 Pretax income 48,394 $ 36,355 $ 20,763 18,636

Performing Loan Gains Drive Investment Activities Results

- **Gain on performing loans driven by a valuation gain on $233 million in UPB of performing loans from the distressed portfolio pending sale**
  - Includes valuation changes offset by $13.7 million of interest income resulting from loan modifications[1]
- **Gain on nonperforming loans declined from 3Q13, driven by slower rate of home price appreciation**
  - 4Q13 home price appreciation (HPA) rate lower than expectations
- **Cash proceeds from liquidation activity on loans and REO totaled $87.2 million**
  - Accumulated gains on assets liquidated during the quarter were $9.7 million
  - Gains upon liquidation totaled $7.9 million

Net Gains on Mortgage Loans

($ in thousands)	Quarter ended December 31, 2013		Quarter ended September 30, 2013	
Valuation Changes:				
Performing loans	$	9,897	$	(15)
Nonperfoming loans		34,793		41,905
		44,690		**41,890**
Payoffs		5,888		6,096
	$	**50,578**	**$**	**47,986**

Gain on Liquidation

($ in thousands)	Quarter ended December 31, 2013					
		Proceeds		Accumulated gains[2]		Gain on liquidation[3]
Mortgage loans	$	63,887	$	8,390	$	5,888
REO		23,331		1,353		2,013
	$	87,218	$	9,743	$	7,901

[1] Loan modifications increase interest income and tend to reduce loan valuation
[2] Represents valuation gains and losses recognized during the period we held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset
[3] Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

PennyMac® 4Q13 Earnings Report | 18

19 Valuation of MSRs and Excess Servicing Spread (ESS) PMT carries most of its MSRs at the lower of amortized cost or fair value MSRs where the note rate on the underlying loan is less than or equal to 4.5% Fair value of the MSRs increased in excess of carrying value due to higher interest rates and declining expectations for prepayments 4Q13 Earnings Report At 12/31/13 Under lower of amortized cost or fair value Under fair value Fair value UPB $23,400 $2,393 $20,513 Weighted average coupon 3.68% 4.78% 4.44% Prepayment speed assumption (CPR) 8.2% 8.9% 9.7% Weighted average servicing fee/spread 0.26% 0.26% 0.16% Fair value $289.7 $26.5 $138.7 As multiple of servicing fee 4.80 4.32 4.36 Carrying (accounting) value $264.1 $26.5 $138.7 Fair value in excess of carrying value $25.6 Excess Servicing Spread Mortgage Servicing Rights ($ in millions)

20 4Q13 Correspondent Segment Results Segment revenue fell 4% from 3Q13 to $18.0 million Net gain on mortgage loans acquired for sale rose 26% Q/Q to $13.9 million Other income and net interest income decreased Expenses declined 39% from 3Q13 Fulfillment fee expense decreased from lower funding volumes and a lower average fulfillment fee Segment pretax income totaled $6.3 million, up from a $293 thousand loss in 3Q13 4Q13 Earnings Report Quarter Ended ($ in thousands) December 31, 2013 September 30, 2013 Revenues: Net gain on mortgage loans acquired for sale 13,921 11,031 Net interest income Interest income 5,576 12,536 Interest expense (4,454) (9,171) 1,122 3,365 Other income 3,000 4,490 Total revenues 18,043 18,886 Expenses: Loan fulfillment fees and management fees payable to PennyMac Financial Services, Inc. Other 298 211 Total expenses 11,708 19,179 Pretax income 6,335 $ (293) $ 11,410 18,968

Appendix

Fundings and Locks by Product 22 Note: Figures may not sum exactly due to rounding 4Q13 Earnings Report ($ in millions) 4Q12 1Q13 2Q13 3Q13 4Q13 Fundings Conventional 6,526 $ 4,779 $ 4,216 $ 3,608 $ 2,419 $ Government 3,485 3,739 4,262 3,992 3,340 Jumbo 2 8 107 74 14 Total 10,013 $ 8,526 $ 8,586 $ 7,674 $ 5,773 $ Locks Conventional 7,003 $ 4,251 $ 5,069 $ 2,923 $ 2,532 $ Government 3,367 3,778 4,739 3,718 3,455 Jumbo 7 101 158 22 20 Total 10,377 $ 8,129 $ 9,966 $ 6,662 $ 6,008 $

Distressed Portfolio by Acquisition Period

1Q10	Purchase	4Q13
Balance ($mm)	$ 182.7	61.4
Pool Factor(1)	1.00	0.34
Current	6.2%	40.8%
30	1.6%	4.5%
60	5.8%	2.5%
90+	37.8%	13.9%
FC	46.4%	32.7%
REO	2.3%	5.6%

2Q10	Purchase	4Q13
Balance ($mm)	$ 195.5	54.4
Pool Factor(1)	1.00	0.28
Current	5.1%	34.3%
30	2.0%	3.9%
60	4.1%	2.2%
90+	42.8%	17.5%
FC	45.9%	30.9%
REO	0.0%	11.1%

3Q10	Purchase	4Q13
Balance ($mm)	$ 146.2	40.9
Pool Factor(1)	1.00	0.28
Current	1.2%	36.4%
30	0.4%	9.9%
60	1.3%	2.7%
90+	38.2%	13.7%
FC	58.9%	30.1%
REO	0.0%	7.2%

4Q10	Purchase	4Q13
Balance ($mm)	$ 277.8	113.8
Pool Factor(1)	1.00	0.41
Current	5.0%	37.6%
30	4.0%	6.7%
60	5.1%	4.0%
90+	26.8%	15.0%
FC	59.1%	27.9%
REO	0.0%	8.9%

1Q11	Purchase	4Q13
Balance ($mm)	$ 515.1	251.7
Pool Factor(1)	1.00	0.49
Current	2.0%	35.4%
30	1.9%	5.4%
60	3.9%	2.4%
90+	25.9%	12.4%
FC	66.3%	37.3%
REO	0.0%	7.1%

2Q11	Purchase	4Q13
Balance ($mm)	$ 259.8	142.9
Pool Factor(1)	1.00	0.55
Current	11.5%	37.6%
30	6.5%	6.7%
60	5.2%	3.0%
90+	31.2%	21.5%
FC	43.9%	25.5%
REO	1.7%	5.7%

3Q11	Purchase	4Q13
Balance ($mm)	$ 542.6	241.4
Pool Factor(1)	1.00	0.44
Current	0.6%	17.5%
30	1.3%	4.8%
60	2.0%	4.7%
90+	22.6%	18.8%
FC	73.0%	39.0%
REO	0.4%	15.2%

4Q11	Purchase	4Q13
Balance ($mm)	$ 49.0	36.3
Pool Factor(1)	1.00	0.74
Current	0.2%	30.5%
30	0.1%	6.2%
60	0.2%	0.0%
90+	70.4%	22.8%
FC	29.0%	32.9%
REO	0.0%	7.7%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	4Q13
Balance ($mm)	$ 402.5	310.8
Pool Factor(1)	1.00	0.77
Current	45.0%	53.8%
30	4.0%	8.8%
60	4.3%	3.2%
90+	31.3%	12.9%
FC	15.3%	15.9%
REO	0.1%	5.4%

3Q12	Purchase	4Q13
Balance ($mm)	$ 357.2	279.0
Pool Factor(1)	1.00	0.78
Current	0.0%	19.0%
30	0.0%	1.7%
60	0.1%	0.9%
90+	49.1%	20.5%
FC	50.8%	46.8%
REO	0.0%	11.1%

4Q12	Purchase	4Q13
Balance ($mm)	$ 290.3	244.7
Pool Factor(1)	1.00	0.84
Current	3.1%	22.5%
30	1.3%	4.9%
60	5.4%	3.7%
90+	57.8%	21.9%
FC	32.4%	37.2%
REO	0.0%	9.8%

(1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac®
4Q13 Earnings Report | 23

Distressed Portfolio by Acquisition Period (cont.) 24 (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 4Q13 Earnings Report Purchase 4Q13 Purchase 4Q13 Purchase 4Q13 Balance ($mm) 366.2 $ 308.1 Balance ($mm) 397.3 $ 371.2 Balance ($mm) 929.5 $ 891.7 Pool Factor (1) 1.00 0.84 Pool Factor (1) 1.00 0.93 Pool Factor (1) 1.00 0.96 Current 1.6% 24.8% Current 4.8% 8.5% Current 0.8% 3.9% 30 1.5% 5.5% 30 7.4% 6.1% 30 0.3% 0.5% 60 3.5% 3.1% 60 7.6% 3.8% 60 0.7% 0.4% 90+ 82.2% 34.8% 90+ 45.3% 41.3% 90+ 58.6% 47.8% FC 11.2% 26.4% FC 34.9% 36.0% FC 39.6% 42.9% REO 0.0% 5.4% REO 0.0% 4.4% REO 0.0% 4.5% 1Q13 2Q13 3Q13